Exhibit 10.2
FIRST AMENDMENT TO TERM LOAN AGREEMENT
     This First Amendment to Term Loan Agreement (this “First Amendment”) dated as of November 29, 2010 is entered into among:
     QUIKSILVER AMERICAS, INC., a California corporation (the “Borrower”);
     QUIKSILVER, INC., a Delaware corporation (the “Parent”);
     the Lenders party hereto; and
     BANK OF AMERICA, N.A., as Administrative Agent, and Collateral Agent;
     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH:
     Reference is made to that certain Term Loan Agreement dated as of October 27, 2010 (as in effect, the “Term Loan Agreement”) by and among (i) Quiksilver Americas, Inc., as the Borrower, (ii) Quiksilver Inc., (iii) the Administrative Agent and the Collateral Agent and (iv) the Lenders party thereto.
     The Borrower has requested that certain modifications be made to the Term Loan Agreement with respect to the refinancing of certain Permitted Indebtedness. The Lenders have agreed to such modifications on the terms set forth herein.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.
2.	Amendments to Article I. The provisions of Article I of the Term Loan Agreement are hereby amended as follows:
a.	The definition of “Americas Leverage Ratio” is hereby amended by adding the following at the end of clause (a) thereof:
provided that for purposes of calculating Americas Leverage Ratio only, the Indebtedness described in clause (d) of the definition of “Permitted Indebtedness” shall not be included unless and until demand is made on such Guarantee;
b.	The definition of the definition of “Permitted Indebtedness” is hereby amended by deleting the “and” at the end of clause (c), re-lettering clause (d) as clause (e) and inserting the following new clause:
     (d) Guarantees of obligations with respect to senior unsecured notes issued by a Foreign Subsidiary in an aggregate principal amount not to exceed €200,000,000.
3.	Amendments to Article II.

The final sentence of Section 2.04(b) of the Term Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:

Notwithstanding the foregoing, in the case of a Disposition of the DC Shoes Business, an amount equal to the Net Proceeds of such Disposition may be utilized first, to prepay loans and/or cash collateralize other obligations under the ABL Credit Agreement; second, to prepay the loans then outstanding under Facility A (as defined under the French Credit Agreement) but only until any Indebtedness described in clause (d) of the definition of “Permitted Indebtedness is incurred (it being the intention of the parties that this clause second not apply to any Indebtedness amending, amending and restating, replacing or substituting such Facility A); and third, to prepay the Loans
4.	Amendments to Article VI.

The provisions of Section 6.01(d) of the Term Loan Agreement are hereby amended by adding the words “or the Indebtedness described in clause (d) of the definition of “Permitted Indebtedness,” after the words “the French Credit Agreement.”

5.	Amendments to Article VII.
a.	Section 7.09 of the Term Loan Agreement is hereby amended by deleting the “.” at the end of such Section and inserting the following in its stead:

or (j) Indebtedness incurred pursuant to clause (d) of the definition of “Permitted Indebtedness”.

b.	The provisions of clause (F) in the proviso to Section 7.10 of the Term Loan Agreement are hereby amended by adding the words “or the documentation governing the Indebtedness described in clause (d) of the definition of “Permitted Indebtedness” at the end of such clause.
6.	Amendments to Article VIII.

The provisions of Section 8.01(e) of the Term Loan Agreement are hereby amended as follows:
a.	by deleting “(excluding Indebtedness under the French Credit Agreement)” wherever the same appears in clause (i)(B) thereof; and

b.	by deleting clause (i)(C) thereof in its entirety.
7.	Conditions to Effectiveness. This First Amendment shall become effective upon the due execution and delivery by the Loan Parties, the Agents and the Required Lenders, and the receipt by the Administrative Agent of a fully executed copy hereof.
8.	Confirmation of Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders that (a) the representations and warranties of such Loan Party contained in Article III of the Term Loan Agreement, and in each other Loan Document (after giving effect to the amendments set forth herein) to which it is a party are true and correct in all material respects on and as of such date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); (b) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this First Amendment; and (c) no event has occurred after July 31, 2010, that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, or assets of the Borrower and Guarantors, taken as a whole.

9.	Miscellaneous.
a.	All terms and conditions of the Term Loan Agreement and the other Loan Documents, as amended hereby, remain in full force and effect.

b.	The Borrowers shall pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents incurred in connection with the preparation, negotiation, execution and delivery of this First Amendment, including, without limitation, reasonable and documented fees of their counsel.

c.	This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart hereof.

d.	This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

e.	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

f.	THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIATIONS LAW).
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as the date first above written.

QUIKSILVER AMERICAS, INC., as Borrower
By:
Name:
Title:

QUIKSILVER, INC., as a Guarantor
By:
Name:
Title:

DC SHOES, INC., as a Guarantor
By:
Name:
Title:

HAWK DESIGNS, INC., as a Guarantor
By:
Name:
Title:

MERVIN MANUFACTURING, INC., as a Guarantor
By:
Name:
Title:

QS WHOLESALE, INC., as a Guarantor
By:
Name:
Title:

QS RETAIL, INC., as a Guarantor
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and as a Collateral Agent and as a Lender
By:
Name:
Title: